UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 7, 2014

(Exact name of registrant as specified in charter)

Wyoming	000-08447	83-0219465
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Jon S. Cummings, IV
1000 5th Street, Suite 200
Miami, Florida 33139
(305) 704-3294

Registrant's telephone number, including area code:  (305) 704-3294

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

OMEGA COMMERCIAL FINANCE CORP.

CURRENT REPORT ON FORM 8-K

ITEM 8.01.  OTHER EVENTS.

On July 1, 2014, Omega Commercial Finance Corp. (the “Company”) received approval from the Financial Industry Regulatory Authority (“FINRA”) of the reverse stock split previously approved by the Company’s board of directors and majority voting stockholder on May 13, 2014.  According to FINRA’s approval, the one-for-twenty (1:20,000) thousand reverse stock split will take effect on July 2, 2014 (“Effective Date”).  On the Effective Date, the Company’s trading symbol will be changed from “OCFN” to “OCFND” for approximately 20 business days after which it will revert to OCFN.  Upon the effectiveness of the reverse stock split, there will be approximately 25,545 shares of the Company’s common stock issued and outstanding.  All records of the Company’s transfer agent, Pacific Stock Transfer Company will be updated to reflect the change. Shareholders who hold their shares in brokerage accounts or in "street name" are not required to take any action to effect the exchange of their shares. Shareholders who have existing stock certificates will receive instructions from the transfer agent after the reverse stock split becomes effective.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 7, 2014	Omega Commercial Finance Corp.

By: /s/ Jon S. Cummings, IV
Jon S. Cummings, IV
Chief Executive Officer

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